                                                                     Exhibit 1

                              TOM'S FOODS INC.

                                 $60,000,000

              10-1/2 SENIOR SECURED NOTES DUE NOVEMBER 1, 2004

                             PURCHASE AGREEMENT
                             ------------------
                                                               October  8, 1997

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

     Tom's Foods Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

     1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $60,000,000 aggregate principal amount of its 10-1/2 % Senior Secured Notes due November 1, 2004 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") dated as of October 14, 1997 between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

     The Notes will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated September 18, 1997 (the "Preliminary Memorandum") and a final offering memorandum dated October 8, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments re-



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lating to the Company occurring after the date of the most recent historical financial statements included therein.

     The Notes are being offered in connection with the Company's refinancing of certain existing indebtedness, including (i) term loans outstanding under the Loan and Security Agreement dated as of August 30, 1996 by and between Congress Financial Corporation (Southern)("Congress") and the Company (the "Existing Credit Agreement"), (ii) indebtedness owed to STI Credit Corporation (the "STI Debt") and (iii) a portion of the indebtedness owed to TFH Corp. (the "TFH Debt"). Concurrently with the offering of the Notes, the Company will issue approximately $7,000,000 aggregate liquidation preference of its Class A Preferred Stock and approximately $21,737,000 aggregate liquidation preference of its Class B Preferred Stock for the remainder of the TFH Debt and will enter into an Amended and Restated Loan and Security Agreement with Congress (the "New Credit Agreement") to provide for its on-going working capital needs.

     The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the Act. This Agreement, the Notes, the Exchange Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement), the Indenture, the Security Documents (as defined in the Indenture) and the Registration Rights Agreement are referred to herein as the "Operative Documents."

     2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser that:

           A. Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

           B. As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been, or as of the Closing Date will be, duly authorized and validly issued, are or, as of the Closing Date, will be fully paid and nonassessable and were not or, as of the Closing Date will not be, issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company outstanding. Except as set forth in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any corporation, firm, partnership, joint venture or other entity.

           C. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company (any such event, a "Material Adverse Effect").

           D. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative
  Documents and to consummate the transactions contemplated thereby.

           E. This Agreement has been duly and validly authorized, executed and delivered by the Company.

           F. The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered in accordance with its terms
  (assuming the due execution and delivery thereof by the Trustee), will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or





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  hereafter in effect relating to creditors' rights generally and (ii)
  general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").

           G. The Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           H. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           I. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.






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           J. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement or the other Operative Documents, or the consummation by the Company of the transactions contemplated hereby or by the other Operative Documents, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser or by the federal and state securities laws in connection with the obligations under the Registration Rights Agreement. The Company is not (i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which any of its properties or assets are subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

           K. The execution, delivery and performance by the Company of each of the Operative Documents and the consummation by the Company of the transactions contemplated thereby, and the fulfillment of the terms thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company, or (iii) (assuming compliance with all applicable federal and state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

           L. Each of the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

           M. The audited financial statements of the Company included in the Final Memorandum present fairly the financial position, results of operations and


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  cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. The summary and selected financial and statistical data included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. Arthur Andersen LLP is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

           N. Except as described in the Final Memorandum, there is not pending or, to the best knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company, would have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

           O. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, system or procedures (collectively, the "Intellectual Property") necessary to conduct its business as described in the Final Memorandum, and the Company has not received any notice of infringement of or conflict with (or knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

           P. The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as described in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company has fulfilled and per-



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                                     -7-


  formed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

           Q. Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the properties, business, condition (financial or otherwise), or results of operations of the Company (a "Material Change"), (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and (iii) there has not been any change in the capital stock or long-term indebtedness of the Company which would, individually or in the aggregate, be a Material Change.

           R. The Company has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

           S. The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

           T. Neither of the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

           U. The Company has good and marketable title to all real and personal property described in the Final Memorandum as being owned by it and good and marketable title to the leasehold estates in the real and personal property described in



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  the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect and except as described in the Final Memorandum. All material leases, contracts and agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company, to the knowledge of the Company are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

           V. There are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

           W. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company is in compliance with and not subject to liability under applicable Environmental Laws, (B) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (E) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) is listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

     For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or the environment, including, without limitation, laws relating to (i) emissions, dis-



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                                     -9-

charges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

           X. The Company is in material compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with employees of the Company exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors or contractors that could result in a Material Adverse Effect.

           Y. The Company carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties. The Company has not received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by the Company.

           Z. The Company does not have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

           AA. The Company (i) makes and keeps books and records which are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

           BB. The Company will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


           CC. No holder of securities, other than the Notes, of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

           DD. Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will the Company be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

           EE. Neither the Company nor its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

           FF. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

           GG. No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

           HH. The Company has not taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.



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                                    -11-


           II. Upon execution and delivery by the Company on the Closing Date and assuming due recording, the Mortgages (as defined in the Indenture) will create and constitute (A) valid and enforceable mortgage liens on the real properties and fixtures described therein (the "Real Property") and (B) a valid and enforceable secu rity interest in such of the Mortgaged Properties (as defined in the Mortgages collectively), other than the Real Property, in which a security interest can be created under Article 9 (the "UCC Property") of the Uniform Commercial Code (the "UCC") as in effect in the state in which such Mortgaged Property is located. The Mortgages will be in proper form under the laws of the states in which the Mortgaged Properties encumbered thereby are located, to be accepted for recording in the counties or other appropriate jurisdictions where such Mortgaged Properties are located.

           JJ. Upon execution and delivery by the Company on the Closing Date, the Security Documents will create and constitute valid, enforceable and, subject to all required filings contemplated by clause KK. below, perfected security interests in, liens on or pledges of all of the Pledged Collateral (as defined in the Security Documents collectively).

           KK. Upon (A) execution and delivery of the Security Documents by the Company on the Closing Date and (B) the filing of the UCC-1 financing statements (the "Financing Statements") relating to (1) the Mortgages with the Office of the Secretaries of State in the states of Texas, California and Georgia and with the recorder of Navarro County, Texas, Fresno County, California and Muscogee County, Georgia and (2) the other Security Documents with the Office of the Secretaries of State in the states of Texas, California and Georgia and with the recorder of Navarro County, Texas, Fresno County, California and Muscogee County, Georgia, the security interest, lien or pledge created by (x) the Security Documents in the Pledged Collateral will be a perfected security interest with respect to that portion of the Pledged Collateral in which a security interest can be perfected by filing a financing statement, prior to all other claims or security interests therein which may be perfected by the filing of a financing statement or by possession, except for prior liens and encumbrances permitted by the applicable Security Document, and (y) the Mortgages in UCC Property will be a perfected security interest with respect to that portion of the UCC Properties in which a security interest can be perfected by filing a financing statement, prior to all other security interests therein which may be perfected by filing a financing statement or by possession, except for prior liens and encumbrances permitted by the applicable Mortgage.

           LL. Each of the Security Documents has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and
  (ii) general principles of equity and the discretion of the court before which any proceedings thereof may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Security Documents, when executed and delivered, will conform in all material respects to the description thereof in the Final Memorandum.

           MM. The Company has complied, and until the completion of the distribution of the Notes will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Notes.

     Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to Initial Purchaser as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, all of the Notes at 96.50 % of their principal amount.

     One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of immediately available funds payable to such account or account as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of McDermott Will & Emery 227 West Monroe Street Chicago, Illinois, at 9:00 A.M., Chicago time, on October 14, 1997, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of PaineWebber Incorporated in New York, New York or such other place as PaineWebber Incorporated may designate, at least 24 hours prior to the Closing Date.

     4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchaser is advisable.

     5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

           A. The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser and counsel to the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

           B. The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject the Company to any tax in any such jurisdiction where it is not then so subject.

           C. If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the Company's expense, an amendment to the Final Memorandum that corrects such statement or omission or effects such compliance.

           D. The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary

  Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

           E. The Company will apply the net proceeds from the sale of the Notes substantially as set forth under "Use of Proceeds" in the Final Memorandum.

           F. For so long as any Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

           G. Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to the Company, to the extent not previously provided to the Initial Purchasers, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

           H. Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

           I. The Company will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

           J. For so long as any of the Notes remain outstanding, the Company will make available, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

           K. The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

     6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Initial Purchaser of any certificates evidencing the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) the expenses of the Company in connection with any meetings with prospective investors in the Notes, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel and (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the issuance and sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith, the Company will promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.


     7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

           A. All of the conditions contained in the New Credit Agreement to be fulfilled or complied with prior to any borrowing under such agreement shall have been complied with.

           B. On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of McDermott, Will & Emery, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                (i) The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. The Company is duly qualified as a foreign corporation and in good standing in each jurisdiction listed on Schedule A hereto.


                 (ii) The authorized capital stock of the Company as set forth in the Final Memorandum conforms to the Certificate of Incorporation of the Company; all of the outstanding shares of capital stock of the Company held by TFH have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                 (iii) Except as set forth in the Final Memorandum, (A) no
            options, warrants or other rights to purchase from the Company shares of capital stock or ownership interests in the Company are outstanding, (B) no agreements or other obligations of the Company to issue, or other rights to cause the Company to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding and (C) no holder of securities of the Company is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

                 (iv) The Company has all requisite corporate power and
            authority to execute, deliver and perform each of its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby.

                 (v) The Indenture has been duly and validly authorized,
            executed and delivered by the Company and, (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).
            The Indenture is in sufficient form for qualification under the TIA.

                 (vi) The Notes are in the form contemplated by the Indenture.
            The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
            (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 (vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and, when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to
            (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 (viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Initial Purchaser), constitutes the valid and legally binding agreement of the Company enforceable against the Company in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                 (ix) This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

                 (x) The Indenture, the Notes and the Exchange Notes conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

                 (xi) To the knowledge of such counsel, based upon representations of the Company, no legal or governmental proceedings are pending to which the Company is a party or to which the property or assets of the Company is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds" or the "Acquisition."

                 (xii) The statements in the Final Memorandum under the caption "Certain United States Federal Tax Consequences" are accurate and present fairly the information described therein in all material respects. The statements made in the Final Memorandum under the captions "Description of Other Senior Indebtedness," "Exchange Offer; Registration Rights", insofar as they describe certain provisions of the Credit Agreement, the Industrial Revenue Bonds and the Registration Rights Agreement are accurate in all material respects.

                 (xiii) The execution, delivery and performance of the
            Operative Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract identified by the Company as material, except for any such con-flict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect,
            (ii) the certificate of incorporation or bylaws of the Company, or
            (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) the Delaware General Corporate Law or any New York or Federal statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company and to transactions of the type contemplated by the Final Memorandum (but without our having made any special investigation as to other laws and provided that such opinion need not cover any laws or regulations to which the Company or its affiliates may be subject as a result of the Initial Purchaser's legal or regulatory status or the involvement of the Initial Purchaser in such transaction), except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                 (xiv) To the knowledge of such counsel, no consent, approval, authorization or order of any New York or federal governmental authority is required for the performance of the Operative Documents or the issuance and sale by the Company of the Notes to the Initial Purchaser or the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                 (xv) The Company is not, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (xvi) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or accredited investors as defined in Rule 501(a) (1), (2), (3) or
            (7) promulgated under the Act ("Accredited Investors"), (ii) the accuracy of the

            Initial Purchaser's representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof, (iii) the due performance by the Initial Purchaser of the agreements set forth in
            Section 8 hereof and (iv) the accuracy of the representations made by each Accredited Investor who purchases Notes in the initial resale as set forth in the Final Memorandum.


                 (xvii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 (xviii) The New Credit Agreement has been duly authorized, executed and delivered by the Company.

                 (xix) The Security Documents have been duly and validly authorized, executed and delivered by the Company and, (assuming the due authorization, execution and delivery thereof by the Trustee), constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 (xx) The Security Documents create a valid security interest in your favor as security for the payment of the Secured
            Obligations (as defined in the Security Agreement) in all of the Company's right, title and interest in and to all personal property included within the definition of the term Pledged Collateral (as defined in the Security Agreement) in which a security interest can be granted under the uniform commercial code in the states of Illinois, New York and California (the "Applicable Uniform Commercial Code") (the "Code Collateral"). We have examined the financing statement ((the "Financing Statements") to be filed in the filing offices (the "Filing Offices") with respect to the security interests granted to the Trustee pursuant to the Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Security Documents with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and re-cordings necessary to perfect the security interest granted to the Trustee under such Security Documents in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the security interests granted to the Trustee pursuant to such Security Documents in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the Applicable Uniform Commercial Code.

     At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(b)(x) or (xiii)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial data included in or excluded from the Final Memorandum). The opinion of such counsel described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

     References to the Final Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and Delaware General Corporate Law. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Initial Purchaser.

           C. You shall have received opinions (satisfactory to you and your counsel), dated the Closing Date, from local counsel for the Company in the States of Texas, California and Georgia, substantially in the form of Exhibit A hereto.

           D. The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial
  Purchaser, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

           E. The Initial Purchaser shall have received from Arthur Andersen LLP, independent public accountants for the Company, comfort letters, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser.

           F. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

           G. The issuance and sale of the Notes pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

           H. The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed by its Chief Financial Officer and one other officer, in form and substance satisfactory to the Initial Purchaser, to the effect that:

           (i) Each signer of such certificate has carefully examined the Final Memorandum and (A) as of the date of such certificate, such document is true and correct in all material respects and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein not untrue or misleading in any material respect

           (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

           (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with;

           (iv) Since the dates of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), (A) no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect and (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Final Memorandum; and

           (v) The sale of the Notes hereunder have not been enjoined (temporarily or permanently).

  and such other matters as the Initial Purchaser may reasonably request.

           I. On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and the Intercreditor Agreement executed by the parties thereto and such agreements shall be in full force and effect at all times from and after the Closing Date.

           J. The Initial Purchaser shall have received from the Company a true and correct executed copy of the New Credit Agreement, dated on or about the Closing Date, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the New Credit Agreement, and there exists as of the date hereof and on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Company from the sale of the Notes) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Agreement) under the New Credit Agreement. All indebtedness under the Existing Credit Agreement shall have been repaid and all commitments thereunder terminated.

           K. The STI Debt and the TFH Debt shall have been repaid substantially on the terms set forth in the Offering Memorandum.

           L. On the Closing Date, the Trustee shall have received each of the Security Agreement (as defined in the Indenture), duly executed by the Company and dated on or before the Closing Date, together with:

           (i) duly executed UCC-1 financing statements or other documents under the provisions of the Uniform Commercial Code or any other applicable state law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Trustee for its benefit and the benefit of the holders of the Notes the Liens of the character and priority contemplated by the Security Agreement; and


           (ii) evidence that all other actions necessary to perfect and protect the Liens created by the Security Agreement have been taken.

           M. On the Closing Date, the Company shall have caused to be delivered to the Trustee the following documents and instruments with regard to each Mortgaged Property (as defined in the Indenture) located in the United States:

           (i) a Mortgage encumbering the Company's fee interest or leasehold interest, as the case may be, in each such Mortgaged Property, duly executed and acknowledged by the owner or holder of the fee interest or leasehold interest, as the case may be, constituting such Mortgaged Property and otherwise in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgage by the counsel opinions described in Section 7(c) of this Agreement, and any other instruments necessary to grant the interests purported to be granted by such Mortgage under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property subject to no Liens other than Liens permitted to be outstanding pursuant to such Mortgage;

           (ii) with respect to each Mortgage, a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first Mortgage Lien on the real property and fixtures described therein in respect of the Notes in an amount not less than 115% of the fair market value of such real property and fixtures, which policy or commitment shall (a) be issued by Chicago Title Insurance Company,
  (b) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Trustee, (c) have been supplemented by such endorsements, where such endorsements are available at commercially reasonable premium costs, as shall be requested by the Trustee (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Trustee prior to the Closing Date with respect to such Mortgaged Property;

           (iii) with respect to each Mortgaged Property, a survey certified to the Trustee and the title insurance company and dated (or redated) not earlier than six months prior to the date of delivery thereof, unless there shall have occurred any exte rior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after such change in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under paragraph (ii) hereof;

           (iv) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgages relating thereto, which policies or certificates shall bear mortgage endorsements of the character required by such Mortgages;

           (v) with respect to each Mortgaged Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Property is subject to no Liens other than as set forth in Schedule B to the Mortgages;

           (vi) with respect to each Mortgaged Property, such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the title insurance company to issue the policy or policies (or commitment) contemplated in subparagraph (ii) above;

           (vii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of such Mortgages, together with a wire transfer for the title insurance company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policies (or commitments);

           (viii) with respect to each Mortgaged Property, copies of all Leases (as defined in the Mortgages), all of which Leases shall, to the extent not previously ap-proved in writing by the Initial Purchasers and the Trustee, be satisfactory to the Initial Purchasers and the Trustee;

           (ix) with respect to each Mortgaged Property, an Officers' Certificate (as defined in the Indenture) stating that there has been issued and is in effect a valid and proper certificate of occupancy or local equivalent, if required by the local codes or ordinances for the use then being made of the applicable Mortgaged Property and that the Company has not received any outstanding citation, violation or similar notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness; and

           (x) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property.

           N. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

     All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchaser shall reasonably request.

     8. Offering of Notes; Restrictions on Transfer. The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

     9. Indemnification and Contribution.

           a. The Company will indemnify and hold harmless, the directors, officers, employees and agents of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Initial Purchaser, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any Memorandum or any amendment or supplement thereto or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes in the offering to any person by the Initial Purchaser and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for inclusion in any Memorandum. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

           b. The Initial Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in any Memorandum. This indemnity will be in addition to any liability that the Initial Purchaser might otherwise have; pro vided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the total discounts and commissions received by the Initial Purchaser.

           c. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

           d. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Initial Purchaser, the Company and the Initial Purchaser will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Initial Purchaser, such as persons who control the Company within the meaning of the Act, who also may be liable for contribution) to which the Company and the Initial Purchaser may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Final Memorandum. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
  Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Initial Purchaser shall not be required to contribute any amount in excess of the total discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

           e. The indemnity and contribution agreements contained in this
  Section 9 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes and payment therefore or (iii) any termination of this Agreement.

     10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11.   Termination.

           A. The obligations of the Initial Purchaser under this Agreement may be terminated at any time on or prior to the Closing Date by notice to the Company, without liability on the part of the Initial Purchaser to the Company, if, prior to delivery and payment for the Notes, in the sole judgment of the Initial Purchaser, (i) there has been, since the respective dates as of which information is given in the Final Memorandum, any material adverse change in the Company's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or
  (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Final Memorandum.

          B. Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
  Section 10 hereof.

     12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph of the cover page and the third paragraph of the section entitled "Private Placement" constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department, and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at Tom's Foods Inc., 900 East 8th Street, Columbus, GA 31902 Attn: Chief Financial Officer.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any of the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Notes from the Initial Purchaser will be deemed a successor because of such purchase.

     15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                      Very truly yours,

                                      TOM'S FOODS INC.

                                      By: /s/ Rolland G. Divin
                                         -----------------------------------
                                           Name: Rolland G. Divin
                                           Title: Pres./C.E.O.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PAINEWEBBER INCORPORATED

By: /s/ Warren M. Eckstein
   ----------------------------------
     Name: Warren M. Eckstein
     Title: Managing Director